EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registration of 500,000 shares in respect of the 2004 Omnibus Stock Option Plan and 50,000 shares in respect of the 2004 Independent Directors' Stock Option Plan of Standard Motor Products, Inc. of our report dated March 26, 2004, relating to the consolidated balance sheet of Standard Motor Products, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and related schedule for each of the years in the two year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Standard Motor Products, Inc.

Our report dated March 26, 2004, refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS as of January 1, 2002.

/s/ KPMG LLP
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New York, New York
June 7, 2005